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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 22, 2004


                          MEMORY PHARMACEUTICALS CORP.
             (Exact name of registrant as specified in its charter)


            Delaware                   000-50642                 04-3363475
   (State or other jurisdiction       (Commission              (IRS Employer
         of incorporation)            File Number)           Identification No.)

          100 Philips Parkway                           07645
         Montvale, New Jersey
  (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (201) 802-7100


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01   Other Events

     Memory Pharmaceuticals Corp. (the "Registrant") has been informed that, on November 22, 2004, Axel J. Unterbeck, Ph.D., President and member of the Board of Directors of the Registrant, modified his existing written plan to sell certain of his shares of the Registrant's common stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, (the "Amended Plan.") Sales under the Amended Plan will commence on or after December 6, 2004, as originally provided, but will terminate on the earlier of August 31, 2005 or when an aggregate of 57,600 shares of common stock have been sold thereunder, unless terminated sooner in accordance with the Amended Plan's terms.
     Subject to certain contingencies, an aggregate of 9,600 shares of the Registrant's common stock will be sold per month (which amount may be increased to account for shares that were not sold in the prior month.)
     Dr. Unterbeck has informed the Registrant that any sales pursuant to the Amended Plan will comply with Rule 144, and has represented that he had no knowledge of any material, nonpublic information regarding the Registrant at the date of the Amended Plan.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                MEMORY PHARMACEUTICALS CORP.
                                (Registrant)


      November 22, 2004         By: /s/ Joseph M. Donabauer
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           Date                     Joseph M. Donabauer
                                    Controller